SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  FEBRUARY 23, 1998

                            FULL HOUSE RESORTS, INC.
               (Exact name of registrant as specified in charter)

      DELAWARE                        0-20630                13-3391527
(State or other jurisdiction        (Commission            (IRS employer
      of incorporation)             file number)        identification no.)

 DEADWOOD GULCH RESORT
 HIGHWAY 85 SOUTH
 P.O. BOX 643,
 DEADWOOD, SOUTH DAKOTA                                        57732
(Address of principal executive offices)                    (Zip code)

Registrant's telephone number, including area code:  (605) 578-1294

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ITEM 2. ACQUISITION OF ASSETS

         On February 23, 1998, the Company completed the purchase of a portion of a proposed gaming site in Biloxi, Mississippi. The Company acquired the site for $4,155,000 and the payment of certain related costs. The Company utilized cash on hand of $2,155,000 and obtained a $2 million bank loan in connection with the purchase. The bank loan is due in one year and bears interest at 1% above the prime rate of the bank. The loan can be renewed under certain circumstances. Negotiations to develop a theme hotel/casino at the site, with joint venture partners, remain underway. The completion of the proposed transaction is subject to the approval of all required Mississippi gaming authorities as well as completion of due diligence, approval by the Company's Board of Directors, execution of definitive agreements with respect to acquisition and development of the site, and receipt of financing for the project.

ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

        (c) Exhibits.

EXHIBIT                            DESCRIPTION


10.52 Contract dated December 23, 1997 by and among Full House Resorts, Inc., as Purchaser, and Vincent Paciera, Vincent Paciera, Jr., Kirth M. Paciera, Lena P. Romaguera, the Lena (Lee) P. Romaguera Trust No. 3, Vincent Paciera and Gerard A. Romaguera, as Co-Trustees of the Lena
         (Lee) P. Romaguera Trust No. 3, as Sellers, together with First Amendment to Contract dated February 23, 1998.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               FULL HOUSE RESORTS, INC.


                                             By: /s/ William R. Jackson
                                                 ----------------------
March 12, 1998                                   William R. Jackson
                                                 Executive Vice President -
                                                 Corporate Finance and Principal
                                                 Financial Officer

                                 EXHIBIT INDEX

EXHIBIT                           DESCRIPTION

10.52 Contract dated December 23, 1997 by and among Full House Resorts, Inc., as Purchaser, and Vincent Paciera, Vincent Paciera, Jr., Kirth M. Paciera, Lena P. Romaguera, The Lena (Lee) P. Romaguera Trust No. 3, Vincent Paciera and Gerard A. Romaguera, as Co-Trustees of the Lena
         (Lee) P. Romaguera Trust No. 3, as Sellers, together with First Amendment to Contract dated February 23, 1998.